UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2025

LONDAX CORP.
.(Exact name of registrant as specified in its charter)

Wyoming	333-274140	35-2807931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Yiangou Potamiti 27, Limassol, Cyprus	3010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +372 712 1419

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
N/A	N/A	NA

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change in Officers and Director Resignation

On October 14, 2025, Olegs Pavlovs resigned as a member of the Board of Directors of Londax Corp. (the “Company”) effective immediately. Mariami Togonidze was appointed on October 14, 2025 as the member of the Board of Directors of the Company age 30, has deep experience of supervising and leading different startup projects. Olegs Pavlovs resignation was as a result of the Company’s desire to reduce costs and increase internal efficiency and was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On October 14, 2025, Olegs Pavlovs resigned as the Company’s Interim Chief Executive Officer and Interim Chief Financial Officer. Giorgi Loloshvili was appointed as the Company’s Interim Chief Executive Officer and Interim Chief Financial Officer on October 14, 2025.

Item 8.01 – Other Events

On October 14, 2025 the Company relocated its principal executive offices from Puces iela 47, Riga LV-1082, Latvia to Yiangou Potamiti 27, Limassol 3010, Cyprus. The Company’s telephone number remains unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Londax Corp.

Date: October 14, 2025	By:	/s/ Giorgi Loloshvili
Giorgi Loloshvili
Chief Executive Officer

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